Exhibit A - Calculation of Filing Fee



Equity Income Series:

Aggregate price of 2,183,683 shares sold             $42,695,225

Plus aggregate price of 1,142,942 DRIP shares         21,727,110

Less, price of 4,228,482 shares
redeemed                                             (82,232,891)  (17,810,556)



Mid-Cap Series:

Aggregate price of 226,865 shares sold               $2,380,798

Plus aggregate price of 942 DRIP shares                  10,844

Less, price of 57,207 shares redeemed                  (606,572)     1,785,070



Small Cap Series:

Aggregate price of 998,558 shares sold              $21,595,726

Plus aggregate price of 97,400 DRIP shares            1,901,255

Less, price of 713,459 shares redeemed              (15,605,197)     7,891,784



International Series:

Aggregate price of 29,673,741 shares sold          $655,854,799

Plus aggregate price of 739,904 DRIP shares          17,244,335

Less, price of 9,851,367 shares
redeemed                                           (217,976,937)   455,122,197



Global Equity Series:

Aggregate price of 332,759 shares sold               $3,368,545

Plus aggregate price of 4,002 DRIP shares                44,743

Less, price of 571 shares redeemed                       (5,912)    3,407,376



Balanced Income Series:

Aggregate price of 2,119,226 shares sold            $39,290,919

Plus aggregate price of 325,867 DRIP shares           6,071,836

Less, price of 1,658,360 shares
redeemed                                            (30,799,051)   14,563,704



Total Return Bond Series:

Aggregate price of 1,130,467 shares sold            $14,661,662

Plus aggregate price of 139,510 DRIP shares           1,802,150

Less, price of 3,568,847 shares
redeemed                                            (46,271,666)  (29,807,854)



Low Duration Series:

Aggregate price of 18,787,386 shares sold          $191,220,600

Plus aggregate price of 990,060 DRIP shares          10,052,581

Less, price of 21,739,355 shares
redeemed                                           (220,866,044)  (19,592,863)









Short-Term Investment Series:

Aggregate price of 3,847,758 shares sold           $39,041,151

Plus aggregate price of 56,209 DRIP shares             570,013

Less, price of 3,605,096 shares redeemed           (36,567,972)     3,043,192



Equity Fund for Insurance Companies Series:

Aggregate price of 81,632 shares sold               $1,201,572

Plus aggregate price of 116,057 DRIP shares          1,689,569

Less, price of 2,141 shares redeemed                   (30,000)    2,861,141



Aggregate price of 59,382,075 shares sold       $1,011,310,997

Plus aggregate price of 3,612,893 DRIP shares       61,114,436

Less, price of 45,424,885 shares
redeemed                                          (650,962,242)  421,463,191



Fee at 1/33 of 1 %      $127,716.12